INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)

JED OIL INC.

NO350902	*0***** **0**** ***0*** ****0** *****0*

THIS CERTIFIES THAT

SPECIMEN

IS THE REGISTERED HOLDER OF

** ZERO **

CUSIP: CA4723101016

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE

in the Capital Stock of the above named Company transferable on the books of the Company by the registered holder in person or by duly authorized attorney in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

/s/ REG J. GREENSLADE	DATED: 17 FEBRUARY 2004
President and Chief Operating Officer	COUNTERSIGNED AND REGISTERED
OLYMPIA TRUST COMPANY CALGARY, ALBERTA
TRANSFER AGENT AND REGISTRAR
/s/ BRUCE A. STEWART	BY:
Secretary and Chief Financial Officer	Authorized Officer

The shares represented by this Certificate are transferable at the offices of Olympia Trust Company in the City of Calgary, Alberta

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